    As filed with the Securities and Exchange Commission on December 1, 2000.

                                                      Registration No. 333-37968
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                                 Post-Effective
                                 Amendment No. 1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            IMPAX LABORATORIES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

                                              30831 Huntwood Avenue
             Delaware                       Hayward, California 94544                       65-0403311
 -------------------------------            -------------------------                   ------------------
 (State or other jurisdiction of             (Address of Principal                      (I.R.S. Employer
  incorporation or organization)                Executive Offices)                      Identification No.)
                                                    (Zip Code)

               IMPAX LABORATORIES, INC. 1999 EQUITY INCENTIVE PLAN
                            (Full title of the Plan)

                                  Barry Edwards
                           Co-Chief Executive Officer
                            Impax Laboratories, Inc.
                           Castor & Kensington Avenue
                        Philadelphia, Pennsylvania 19124
                            Telephone (215) 289-2220
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                                Sol Genauer, Esq.
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                        Philadelphia, Pennsylvania 19103
                            Telephone: (215) 569-5500
                            Facsimile: (215) 569-5555

                         CALCULATION OF REGISTRATION FEE

================================================== ================= ================== ================== ==================
                                                                         Proposed           Proposed
                                                                          maximum            maximum           Amount of
               Title of securities                   Amount to be     offering price        aggregate        registration
                to be registered                    Registered (1)     per share(2)      offering price(2)       fee
-------------------------------------------------- ----------------- ------------------ ------------------ ------------------
Common stock, par value $.01 per share.........    2,600,000 shares        $5.91           $15,366,000         $4,056.62
-------------------------------------------------- ----------------- ------------------ ------------------ ------------------

(1) The Impax Laboratories, Inc. 1999 Equity Incentive Plan was amended to increase the number of shares of common stock authorized to be granted under the plan from 2,400,000 to 5,000,000. The additional number of shares, 2,600,000, are being registered by this amendment. This registration statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock as reported on the Nasdaq National Market on November 28, 2000
================================================================================

         The contents of the Registration Statement on Form S-8 filed by Impax Laboratories, Inc. on May 26, 2000, under SEC File No. 333-37968 is incorporated by reference.

         The purpose of this Amendment No. 1 is to increase the number of shares of Common Stock registered in this Registration Statement on Form S-8 from 2,400,000 shares to 5,000,000 shares of Common Stock pursuant to an increase in the number of shares of Common Stock available under Impax Laboratories, Inc.'s 1999 Equity Incentive Plan, which was approved by the shareholders of Impax Laboratories, Inc. at a special meeting of the shareholders held on October 3, 2000.

Item 8.  Exhibits.

         The following exhibits are filed as part of this registration statement or, where so indicated, have been previously filed and are incorporated hereby by reference.

Number       Description
------       -----------

5.1          Opinion of Blank Rome Comisky & McCauley LLP.

23.1         Consent of PricewaterhouseCoopers LLP.

23.2         Consent of Blank Rome Comisky & McCauley LLP
             (included in Exhibit 5.1).

24.1         Power of Attorney (included on signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the date indicated.

                                     IMPAX LABORATORIES, INC.

Date:  November 29, 2000              By: /s/ Barry R. Edwards
                                          -------------------------------------
                                          Barry R. Edwards, Co-Chief Executive
                                          Officer (Principal Executive Officer)
                                          and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name                                     Title                                             Date
----                                     -----                                             ----

              *                          Chairman, Co-Chief Executive Officer              November __, 2000
---------------------------------        (Principal Executive Officer) and Director        -----------------
Charles Hsiao, Ph.d

/s/ Barry R. Edwards                     Co-Chief Executive Officer and Director           November 29, 2000
-------------------------------                                                            -----------------
Barry R. Edwards

               *                         President, Chief Operating Officer and Director   November __, 2000
---------------------------------                                                          -----------------
Larry Hsu, Ph.d

               *                         Chief Financial Officer (Principal Financial      November __, 2000
---------------------------------        and Accounting Officer)                           -----------------
Cornel C. Spiegler

               *                         Director                                          November __, 2000
---------------------------------                                                          -----------------
David J. Edwards

               *                         Director                                          November __, 2000
---------------------------------                                                          -----------------
Brian Keng

               *                         Director                                          November __, 2000
---------------------------------                                                          -----------------
Jason Lin

               *                         Director                                          November __, 2000
---------------------------------                                                          -----------------
Michael Markbreiter

               *                         Director                                          November __, 2000
---------------------------------                                                          -----------------
Oh Kim Sun

               *                         Director                                          November __, 2000
---------------------------------                                                          -----------------
Nigel Fleming, Ph.d


*  /s/ Barry R. Edwards                                                                    November 29, 2000
-----------------------                                                                    -----------------
Barry R. Edwards,
Attorney-in-Fact

                                  Exhibit Index


Number            Description
------            -----------

5.1               Opinion of Blank Rome Comisky & McCauley LLP.

10.1              Impax Laboratories, Inc. 1999 Equity Incentive Plan

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Blank Rome Comisky & McCauley LLP
                  (included in Exhibit 5.1).

24.1              Power of Attorney (included on signature page).



                                       1